UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14C

            Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934


Filed by the registrant                    [X]

Filed by a party other than the registrant [ ]


Check the appropriate box:

[ ]     Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[X]     Definitive Information Statement


                            NUCLEAR SOLUTIONS, INC.

               (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules  14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[ ]   Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.

      (3)   Filing Party:

      (4)   Date Filed:

            June 21, 2002

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                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                            NUCLEAR SOLUTIONS, INC.

         1050 Connecticut Ave., N.W., Ste. 1000, Washington, D.C 20036
                                (202) 772-3133

                             INFORMATION STATEMENT
                          AND NOTICE OF ACTIONS TAKEN
                BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

      This information is being provided to the shareholders of Nuclear Solutions, Inc., (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing the election of a board of directors. The shareholders holding shares representing 54.43% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The Company's Shareholder's called for and consented to this Special Meeting action on May 7, 2002 .

      The effective date of the election of new board directors will be 20 days after the mailing of this Information Statement. If the shareholder action were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of electing successor directors. This process would have taken more time and required the Company to solicit shareholder proxies for that purpose. This action, taken independently by a majority of Company shareholders, was seen as an urgent corporate matter by these shareholders because the Company has been left with no directors as a result of the untimely death of the Company's sole director, Paul M. Brown. This shareholder action will permit the Company to continue to take actions necessary to promote its business.

      The elimination of the need for a special meeting of the shareholders to, in this case, elect directors, is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to, among other things, elect directors. In order to eliminate the delays in time and costs involved in holding a special meeting and in order to install a Board of Directors, as early as possible in order to operate the Company, the Company's majority shareholders elected to utilize the written consent of the majority shareholders of the Company in lieu of a calling a special meeting of the shareholders.

      The date on which this Information Statement was first sent to the shareholders is on, or about June 21, 2002. The record date established by the majority shareholders for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was May 7, 2002, (the "Record Date").

Outstanding Voting Stock of the Company
---------------------------------------

      As of the Record Date, there were 21,378,205 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

      The following Table sets forth the Common Stock ownership information as of May 07, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock,
(ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named. Unless otherwise indicated, the business address of each person listed is.

Table 1.  Beneficial Ownership (a)

                         Shares Beneficially Owned         Percent of Class

Estate of Paul Brown (2)(3)(4)       6,992,946             32.71%
Patrick Herda (1) (2)                1,000,000              4.68%
Bryant Behrmann (2)                    713,600              3.34%
Tianna Owen (2)                        713,600              3.34%
Tony Kahnzada                          660,000              3.09%
Brad Larson (2)                        555,000              2.60%
Wayne Haley (2)                        500,000              2.34%
Steven Yeich (2)                       500,000              2.34%

Total Consenting Shares             11,635,146             54.43%

Directors and Officers
as a Group                           7,992,946             37.39%

(1) Directors and Officers
(2) Consenting shareholder
(3) 5% Beneficial shareholder
(4) Beneficiary of Paul Brown's Estate is Jackie Brown, his surviving spouse. Ms. Brown holds the executive office of corporate Secretary and is deemed the beneficial owner of these shares for voting purposes.

Total issued and outstanding shares as of May 07, 2002 is 21,378,250 common shares.

Purpose and Effect of the Board of Director Election

      Paul M. Brown, the Company's sole director, died in an automobile accident on April 7, 2002. A group of Company shareholders has taken action to install a new board of directors so that the Company continues to effectively conduct the Company's business.

Directors Nominated and to be Elected by Majority Shareholders:

1.    Patrick Herda, Assistant Secretary, Vice President
      -------------

Patrick Herda, 32, serves as Assistant Secretary and Vice President of Business Development. He is responsible for creating and managing strategic alliances with government and industrial partners, as well as identifying and developing new business opportunities for the company.

Herda provides Nuclear Solutions, Inc. with a portfolio of skills that blends business experience with scientific aptitude developed in the course of working with technically oriented companies over the last ten years. Herda's business background includes operations management, strategic planning, marketing and communications, business development, and fiscal planning. His background consists of a broad business, scientific and technical appitude that includes nuclear science, management of R&D, industrial process control systems.

In 1997, Herda founded Particle Power Systems, LLC, a private nuclear R&D company. He was responsible for general operations concerning the development of innovative nuclear power technologies for military and aerospace applications.

From 1995 to 1997, Herda provided business and technical consulting services to various companies in the fields of aerospace product development, marketing, management, organizational development, industrial engineering and process control, and E-business.

From 1993 to 1995, Herda served as Vice President for Butler Audio, a Start-Up design and manufacturing firm for consumer electronics products. Where he successfully managed new product introduction, manufacturing, and strategic planning.

From 1990 to 1993, Herda worked on various engineering projects that included design and prototyping of emergency/rescue systems for the U.S. Navy as well as fiscal management and reliability engineering for a component of the National Transportation System.

Mr. Herda attended Drexel University in Philadelphia, PA, where he studied Commerce and Engineering, and Regis University in Denver, CO. where he studied business finance. Mr. Herda currently holds memberships in the American Nuclear Society, International Association for Energy Economics, and the Institute of Nuclear Materials Management.

John Dempsey:  Vice President
------------

John Dempsey, 60, is responsible for general operations involving the Company's continuing development of the its proprietary HYPERCON(TM) ADS technology, the GHR technology and any other future applications of new or derivative technologies.

Before joining Nuclear Solutions, Dempsey was the vice president of METALAST International, Inc., the world's leading supplier of proprietary computer-controlled anodizing technologies. Earlier, he served as president & CEO of U.S. Environmental Group, Inc., which provided hazardous waste remediation equipment and services to major oil companies, governmental, and other industrial concerns. Prior to that, Dempsey spent 21 years with Bechtel Power Corp., primarily managing construction and start up of major nuclear and fossil-fueled power projects worldwide.

Dempsey graduated with a B.S. from the U.S. Naval Academy and was selected by Admiral Rickover to serve as a commissioned officer on nuclear submarines. He subsequently received certification from the U.S.N. Nuclear Power School, and then served aboard the U.S.S. Sargo and the U.S.S. Seadragon. Later, he earned certificates in Nuclear Engineering from the MIT and Georgia Tech. Dempsey is also registered with the State of California as a professional nuclear engineer and a professional mechanical engineer.

Adrian Joseph, Ph.D.
--------------------

Dr. Joseph, 49, is a Nuclear Physicist and the inventor of numerous patented nuclear and chemical technologies. He is highly regarded in the field of nuclear radiation shielding and encapsulation, and he was a consultant on the Chernobyl investigation team. Dr. Joseph has considerable experience advancing new technologies from concept to commercialization in both the private as well as public business sectors. He is a frequent contributor at various national and international forums.

From May 1998 to April 2001 He was the President and CEO of Nurecsell, Inc. a company founded on a proprietary high performance polymer based radiation shielding material invented by Dr. Joseph. From April 1997 to Present Dr. Joseph has served as the Chairman of Tresis International, which specializes in titanium ore refining technologies.

Dr. Joseph was educated at the Israel Institute of Technology (Technion) and received a Ph.D. in Nuclear Physics in 1974.

John Powers, Ph.D.
------------------

John R. Powers, 67, is the Chairman and CEO of Corporate Communication Resources Incorporated of Princeton, New Jersey. CCRI is an alliance of senior subject matter and, process management experts and was created to help cities, counties, states and the Federal government address the emerging terrorist threat. The subject matter experts have been at the center of the development of the nation's contingency planning, continuity of operations, emergency preparedness, mobilization planning and infrastructure assurance efforts. The process management experts include some of the leading practitioners in organizational dynamics, organizational communication and issue resolution.

From 1996 to 1998, Dr. Powers served as a Commissioner and the Executive Director of the President's Commission on Critical Infrastructure Protection (PCCIP). He managed the research, provided overall direction to the Commission's deliberations and led the formulation of the National Structures recommendations subsequently adopted by the President. From 1983 to 1993, he headed the Federal Emergency Management Agency's Office of Civil Preparedness and then the Office of Federal Preparedness and from 1993 to 1995 he directed the FEMA regional office in Chicago.

From 1978 to 1983, he served as the Director of Research and Technical Assessment for the Department of Energy. His first assignment was as Executive Director for the Interagency Review Group on Nuclear Waste Management reporting to President Jimmy Carter and then as Executive Director of the DOE precursor to the Synthetic Fuels Corporation in which he managed the award of seven billion dollars to stimulate new alternative energy projects.

Dr. Powers holds a B.S. degree from Columbia University, an M.Div. degree from Princeton Theological Seminary and a Ph.D. in physics from the University of Pennsylvania.


Steve Yeich
---------------

Steve Yeich, 49, founded Stock Watch Man, Inc. in 1997 and was its president until August 2001. Stock Watch Man, Inc. was the predecessor of Nuclear Solutions, Inc. He has worked with several companies in the area of investor relations and raised money as sales agent in several initial public offerings. He is a 1975 graduate of West Chester State University with a degree in education. He worked in the entertainment industry off and on since 1982. He has been a freelance writer for 18 years. He has also freelanced for numerous advertising agencies in the writing of radio and TV commercials, industrial and in house videos. Additionally, he has written several TV scripts as well as the writing of varied articles for newspapers and magazines. Mr. Yeich is currently involved in several ventures including business-consulting services.

No Dissenter's Rights
---------------------

      Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Conclusion

      As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the majority shareholder action. Your consent to this action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide Nuclear Solutions' stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
           THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.



Date:   June 21, 2002                     Nuclear Solutions, Inc.


                                          /s/ Patrick Herda
                                          ---------------------
                                          By: Patrick Herda
                                          Title: Vice President

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